EXHIBIT 10(c)
Schedule of Executive Officers who are Parties
to the Severance Pay Agreements in the Forms Filed
as Exhibit 10(b) to the Company’s Current Report on Form 8-K
Dated February 21, 2007
Form A of Severance Pay Agreement
Christopher M. Connor
John G. Morikis
Sean P. Hennessy
Form B of Severance Pay Agreement
John L. Ault
Thomas E. Hopkins
Conway G. Ivy
Timothy A. Knight
Steven J. Oberfeld
Thomas W. Seitz
Louis E. Stellato
Robert J. Wells